UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2008

Westview Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-52497	06-1802415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Boulevard, Suite 1560, Ft. Lauderdale, FL 33301
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 401-8112

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 4, 2008, Westview Acquisition Corp. (“Westview”) (1) dismissed Raich Ende Malter & Co. LLP, (“Raich”) as its independent registered accounting firm responsible for auditing its financial statements and (2) retained Weinberg & Company, P.A., as its new independent accountants.

Raich’s report on the financial statements of Westview for the period from January 3, 2007 (inception) through January 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report for the period from January 3, 2007 (inception) through January 31, 2007 included an explanatory paragraph stating that Westview was a development-stage company and had not yet begun operations nor raised any monies to fund such operations.

The decision to dismiss Raich and retain Weinberg was unanimously approved by Westview’s board of directors.

From the date of the last audited financial statements through the date of dismissal, Westview had no disagreements, whether or not resolved, with Raich on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Raich’s satisfaction, would have caused Raich to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-B.

During the period from January 3, 2007 (inception) through January 31, 2007, Westview did not consult Weinberg regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Westview’s financial statements.

Westview provided Raich with a copy of this report. Attached as Exhibit 16.1 is a copy of a letter from Raich agreeing with the statements made in this report.

Item 9  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated April 4, 2008, from Raich to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008	WESTVIEW ACQUISITION CORP.

	By:	/s/ Mark E. Felstein
Name: Mark E. Felstein
Title: President